UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 24, 2011 the holder of an outstanding unsecured promissory notes issued by India Globalization Capital, Inc. (“we,” the “Company” or “IGC”)  exchanged its notes for a new unsecured promissory note and shares of common stock of the Company as described below.

On March 24, 2011, the Steven M. Oliveira 1998 Charitable Remainder Unitrust (“Oliveira”) exchanged  an outstanding promissory note in the principal amount of $2,120,000 (the “2009 Note”) initially issued to Oliveira for a new unsecured promissory note in the principal amount of $2,120,000 (the “New Oliveira Note”) and 368,339 shares of common stock pursuant to a Note and Share Purchase Agreement (the “Purchase Agreement”).

The New Oliveira Note bears interest at the rate of thirty percent (30%) per annum until paid in full with installments of interest computed through the fifth day of each month (the “Computation Date”). The Note shall be repaid in twelve monthly installments of principal and interest, each in the amount of Two Hundred Six Thousand Six Hundred Seventy Three Dollars ($206,673.00) (each a “Payment”), payable on the third business day following each Computation Date with the first Payment due in April 2011, and with the Note due and payable in full on the third business day following the earlier of (i) March 24, 2012 (the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined in the New Oliveira Note) (the “Default Date”).  Each Payment shall, at the sole option of the Company, be payable either in immediately available funds or in freely tradable shares of its common stock.   Upon the earliest to occur of the Maturity Date or the Default Date (the “Due Date”), any portion of the unpaid principal amount and any accrued interest (the “Balance Payment”) may, at the sole option of the Company, be paid in cash or in shares of its freely tradable common stock.  The Company has registered for listing with the NYSE Amex an aggregate of 1,570,000 shares of its common stock for issuance to Oliveira in connection with the Purchase Agreement.  To the extent that the Company wishes to issue shares in excess of that amount to Oliveira in payment of the New Oliveira Note it will first be required to obtain the approval of its stockholders pursuant to Section 713 of the NYSE Amex Rules.

The Company will notify Oliveira of whether it will pay a Payment in immediately available funds or in shares of its common stock within one business day after the Computation Date.  The Company will notify Oliveira of whether it will pay all or any portion of the Balance Payment in shares of its common stock within one business day after the Due Date.  If the Company elects to pay a Payment in shares of its common stock, the per share price of such common stock shall be calculated as the lower of (i) 95% of the volume-weighted average price per share over the five trading days immediately prior to and including the Computation Date or (ii) 100% of the volume-weighted average price per share on the Computation Date.  If the Company elects to pay all or a portion of the Balance Payment in shares of its common stock, the per share price of such common stock shall be computed at described in the preceding sentence, substituting the Due Date for the Computation Date.

If the Company does not make any Payment or the entire principal balance when due, the Company shall pay to the Holder a late fee equal to Twenty Thousand Dollars ($20,000) per month pro-rated to the number of days any payment is late.  The Company, at its option may pay any late fee in cash or in its common stock, based on a per share price computed in accordance with the above mentioned terms.

The Company can pre-pay the Note in whole or in part, in immediately available funds or freely tradable shares of its Common Stock, without penalty or fee.

The 2009 Note did not bear interest and was due and payable in full on October 5, 2010.  It did not provide for any payments prior to the due date or the $20,000 late fee.  The Company did not have the option of paying the 2009 Note in shares of common stock.   Unlike the 2009 Note, which required the Company to use a portion of the proceeds of subsequent financings or certain other transactions to make prepayments of the 2009 Note, the New Oliveira Note does not have any mandatory prepayment provisions.

The description above summarizes the material terms of the Purchase Agreement and the New Oliveira Note. The description above is qualified in its entirety by the text of the Purchase Agreement and the New Oliveira Note filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Current Report on Form 8-K by reference.

 The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  IGC believes that the issuance of the foregoing securities was exempt from registration under Section 3(a)(9) of the Act as an exchange of securities solely with an existing securityholder where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.   In addition, IGC believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as a transaction not involving a public offering.  In connection with the issuance of these securities, Oliveira represented that it was an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.  As the New Oliveira Note and the shares of common stock were issued as consideration for exchange of the 2009 Note, IGC received no cash proceeds for the issuance of the New Note or the shares.

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1	Note and Share Purchase Agreement dated as of March 24, 2011 between the Company and the Steven M. Oliveira 1998 Charitable Remainder Unitrust.

10.2	Unsecured Promissory Note dated as of March 24, 2011in the principal amount of $2,120,000 issued by the Company to the Steven M. Oliveira 1998 Charitable Remainder Unitrust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: March 25, 2011	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

10.1	Note and Share Purchase Agreement dated as of March 24, 2011 between the Company and the Steven M. Oliveira 1998 Charitable Remainder Unitrust.

10.2	Unsecured Promissory Note dated as of March 24, 2011in the principal amount of $2,120,000 issued by the Company to the Steven M. Oliveira 1998 Charitable Remainder Unitrust.